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                LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL





                                                          December 21, 1995


A I M Distributors, Inc.
Eleven Greenway Plaza
Suite 1919
Houston, Texas 77046

            Re:   Rule 24f-2 Notice - Summit Investors Plans
                  (Securities Act File No. 2-76910)
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Gentlemen:

                 We have acted as counsel to A I M Distributors, Inc. ("AIM"), a Delaware corporation, in its capacity as sponsor of Summit Investors Plans ("Summit"), a unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act").

                 AIM has requested our opinion as to the legality of periodic payment plan certificates ("Certificates") which were issued by Summit during its fiscal year ended October 31, 1995. We have been informed by Summit that Certificates in the aggregate face amount of $128,430,174.60 were issued from time to time during the fiscal year ended October 31, 1995 under Prospectuses included as part of Summit's Registration Statement on Form S-6, Securities Act File No. 2-76910.

                 In connection with giving our opinion, we have examined the form of Certificate, that certain Custodian Agreement, as amended and restated on June 1, 1983 ("Custodian Agreement"), between AIM and State Street Bank and Trust Company (the "Custodian") and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records or other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of AIM.
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A I M Distributors, Inc.
December 21, 1995
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                 Based on the foregoing, we are of the opinion that the
Certificates issued by Summit during its fiscal year ended October 31, 1995 were, when issued in the manner described in the Prospectuses referred to above and when executed by AIM and the Custodian in accordance with their respective terms, legally issued, fully paid and non-assessable, subject to their respective terms.

                                        Very truly yours,

                                        /s/ BALLARD SPAHR ANDREWS & INGERSOLL

                                        BALLARD SPAHR ANDREWS & INGERSOLL